EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS
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                        PricewaterhouseCoopers Letterhead

                                                  PricewaterhouseCoopers LLP
                                                  1177 Avenue of the Americas
                                                  New York, NY  10036
                                                  Telephone (212) 596-8000
                                                  Facsimile  (212) 596-8910

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of Residential Asset Funding Corporation relating to Mortgage Lenders Network Home Equity Loan Trust 1999-1, of our report dated February 2, 1999, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Report of Experts."

                                                  /s/ PricewaterhouseCoopers LLP
                                                      PricewaterhouseCoopers LLP

June 1, 1999